UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2012

MONTPELIER RE HOLDINGS LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

Montpelier House

94 Pitts Bay Road

Pembroke HM 08

Bermuda

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (441) 296-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 31, 2012, Montpelier Reinsurance Ltd. (“Montpelier Re”) entered into a Letter of Credit Reimbursement and Pledge Agreement (the “Letter of Credit Reimbursement and Pledge Agreement”) among Montpelier Re and Barclays Bank PLC, as issuer (the “Issuer”). The Letter of Credit Reimbursement and Pledge agreement provides for a four-year secured $75 million letter of credit facility for the account of Montpelier Re. The Letter of Credit Reimbursement and Pledge Agreement contains covenants that limit Montpelier Re’s ability, among other things, to grant liens on its assets, sell assets, merge or consolidate, incur debt and enter into certain transactions with affiliates. In addition, the Letter of Credit Reimbursement and Pledge Agreement requires Montpelier Re Holdings Ltd. (the “Company”) to maintain debt leverage of no greater than 30% and Montpelier Re to maintain an A.M. Best financial strength rating of no less than B++. If the Company or Montpelier Re fails to comply with these covenants, the Issuer could revoke the facility and exercise remedies against the collateral.

The foregoing description of the Letter of Credit Reimbursement and Pledge Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter of Credit Reimbursement and Pledge Agreement including its exhibits, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

10.1                        Letter of Credit Reimbursement and Pledge Agreement, dated October 31, 2012, between Montpelier Reinsurance Ltd. and Barclays Bank PLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.
(Registrant)

October 31, 2012	By:	/s/ JONATHAN B. KIM
Date	Name:	Jonathan B. Kim
	Title:	General Counsel, Secretary and Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
10.1	Letter of Credit Reimbursement and Pledge Agreement, dated October 31, 2012, between Montpelier Reinsurance Ltd. and Barclays Bank PLC.